Exhibit 1.02

Exterran Holdings, Inc.

Conflict Minerals Report

Exterran Holdings, Inc. is a global market leader in the full-service natural gas compression business and a premier provider of operations, maintenance, service and equipment for oil and natural gas production, processing and transportation applications. We operate in three primary business lines: contract operations, aftermarket services and fabrication. As part of our fabrication business line, we manufacture products that contain gold, tantalum, tin and/or tungsten (collectively, “3TG materials”) and are required to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), which requires, among other things, that we file this Conflict Minerals Report (this “Report”).  This Report covers the period from January 1, 2013 through December 31, 2013.

This Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside our control, which could cause actual results to differ materially from such statements. While we believe that the assumptions concerning future events are reasonable, we caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of our business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on us and our customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; our ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners, L.P.  These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2013 and those set forth from time to time in our filings with the Securities and Exchange Commission, which are available at  www.exterran.com. Except as required by law, we expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Reasonable Country of Origin Inquiry and Due Diligence

Rule 13p-1 requires that we conduct in good faith a reasonable country of origin inquiry (“RCOI”) that is reasonably designed to determine whether any of our 3TG materials originated in the Democratic Republic of the Congo or an adjoining country (each, a “covered country”). For 3TG materials that are found to have originated in a covered country, Rule 13p-1 requires that we exercise due diligence on the source and chain of custody of such 3TG materials.

Our manufactured products are primarily assembled using components obtained from our suppliers. We are several tiers removed from mining operations and smelters or refiners (“SORs”) and have no visibility into the upstream supply chain beyond our direct suppliers.  We thus had to request our suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to us and, if present, information regarding the sourcing of such 3TG materials.

We conducted due diligence generally using the Organization for Economic Cooperation and Development’s (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” as a framework:

•                  We have adopted a conflict minerals policy, which is available on our website at www.exterran.com.

•                  We have assembled an internal team to support supply chain due diligence.

•                  We are working to more clearly communicate expectations with regard to supplier performance, transparency and sourcing.

•                  Working with our suppliers, we have identified many of the SORs in our supply chain, and plan to take measures intended to increase the supplier response rate for our RCOI process.

•                  We compared our RCOI results with information collected via independent conflict free smelter validation programs such as the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”) Conflict Free Smelter program.

•                  We are reporting annually, as required by Rule 13p-1, on our sourcing due diligence efforts.  This Report and the Form SD of which it is a part are publicly available on our website at www.exterran.com.

Information on the presence and sourcing of 3TG materials in the components supplied to us was collected and stored using an online platform provided by a third party vendor, Source Intelligence. This platform utilized the EICC-GeSI Conflict Minerals Due Diligence Template (the “EICC-GeSI Template”), which includes standard supply chain survey and information tracking methods, to determine whether our manufactured products contain 3TG materials minerals necessary to their functionality or production and to perform our RCOI.

For 2013, we identified 2,237 suppliers as having supplied components to us that were included in products we manufactured. An introduction email was sent to each supplier describing the compliance requirements and requesting that the supplier complete the EICC-GeSI Template to provide information regarding the presence and sourcing of any 3TG materials in the components supplied to us. Suppliers that were not able to be reached through email were contacted via telephone or fax. Following the initial introductions to the program and information request, at least three additional requests (via email, telephone or fax) were made to each non-responsive supplier requesting completion of the EICC-GeSI Template. Suppliers that remained non-responsive to these repeated requests were contacted by phone and offered assistance. This assistance included, but was not limited to, further information regarding our 3TG Materials Compliance Program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the supplier could provide the required information.

Suppliers were requested to provide information regarding whether 3TG materials were necessary to the functionality or production of the components supplied to us and whether such 3TG materials were sourced from one of the covered countries. Suppliers were further requested to provide information regarding the source and chain of custody of the 3TG materials, in an attempt to trace the 3TG materials to the SORs in which they were processed.

Supplier responses were evaluated for plausibility, consistency and completeness. Suppliers were contacted to address issues including implausible statements regarding no presence of 3TG materials in the components supplied to us, incomplete data on the EICC-GeSI Template, responses that did not identify SORs, responses indicating the sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs, but not verified as such through further analysis and research.

Of the 2,237 suppliers we identified as having supplied components to us that were included in products we manufactured, approximately 35.6% completed the EICC-GeSI Template as requested. Of these responsive suppliers, 23.8% indicated that 3TG materials were necessary to the functionality or production of the components supplied to us.

Product Description

The products we manufacture include the following, many of which we have determined, based on our supplier responses, include 3TG materials:

•                  Natural gas compressors;

•                  Oil and natural gas production equipment, including filter separators, sand separators, two & three phase separators, slug catchers, vent scrubbers, gas scrubbers, heated separators, glycol dehydrators, JT assemblies, production units, line heaters, coolers, H2S eliminators, BTEX eliminators, vertical and horizontal treaters, condensate stabilizers and vapor recovery equipment;

•                  Natural gas processing systems, including cryogenic systems, JT systems, dewpoint systems and amine systems;

•                  Water treatment equipment, including Sabian BWS filters, P-KLONE Hydrocyclone separators, ONYX pumps, Gas Liquid Reactors, REVOLIFT flotation systems and gas flotation tanks;

•                  Marine and offshore equipment, including pressure vessels, FPSO (floating production, storage and offloading) process modules, terminal buoys, turrets, natural gas compression units and related equipment;

•                  Critical process equipment for refinery and petrochemical facilities, including high-pressure heat exchangers, tubular reactors, urea equipment, ammonia converters, methanol reactors and hydrocracking/hydrotreating reactors; and

•                  Evaporators and brine heaters for desalination plants.

Rule 13p-1 requires that we report, if known, the facilities used to process the 3TG materials present in our manufactured products, as well as the 3TG materials’ countries of origin. As noted above, because our manufactured products are primarily assembled using components obtained from our suppliers, we requested these suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to us and, if present, information regarding the sourcing of such 3TG materials.  We asked our suppliers to complete the EICC-GeSI Template in an effort to identify the SORs in which the 3TG materials present in our manufactured products were processed, as well as the associated countries of origin of such 3TG materials. Approximately 35.6% of our suppliers completed the EICC-GeSI Template as requested. Based on those supplier responses, following are the known SORs that processed the 3TG materials present in our manufactured products:

Mineral	Smelter or Refiner	Countries from Which Minerals Are Believed to Be Sourced
Gold	Aida Chemical Industries Co. Ltd.	Recycle/Scrap
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Recycle/Scrap, Mozambique
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Mineral	Smelter or Refiner	Countries from Which Minerals Are Believed to Be Sourced
Gold	AngloGold Ashanti Mineração Ltda	DRC- Congo (Kinshasa), South Africa, Ghana, Guinea, Mali, Namibia, Tanzania, Argentina, Brazil, Australia, United States
Gold	Argor-Heraeus SA	Unknown
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Asarco LLC	United States
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Unknown
Gold	Aurubis AG	Brazil
Gold	Baiyin Nonferrous Group Co.,Ltd.	China
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Unknown
Gold	Bauer Walser AG	Unknown
Gold	Boliden AB	Unknown
Gold	Caridad	Unknown
Gold	Cendres & Métaux SA	Unknown
Gold	Central Bank of the DPR of Korea	Unknown
Gold	Chimet SpA	Unknown
Gold	China Daye Non-Ferrous Metals Mining Limited	China
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Colt Refining & Recycling	Unknown
Gold	Daejin Indus Co. Ltd	South Korea
Gold	DaeryongENC	South Korea
Gold	Do Sung Corporation	Recycle/Scrap
Gold	DODUCO GmbH	Recycle/Scrap
Gold	Dowa	Japan, Canada, United States, Australia, Canada, Hong Kong, Mexico, Indonesia
Gold	FSE Novosibirsk Refinery	Russia
Gold	Geib Refining Corp	United States
Gold	Heimerle + Meule GmbH	Unknown
Gold	Heraeus Ltd Hong Kong	South Africa, Australia, China, Philippines, Thailand, Laos, Switzerland
Gold	Heraeus Precious Metals GmbH & Co. KG	Switzerland, China
Gold	Hwasung CJ Co. Ltd	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Mexico
Gold	Ishifuku Metal Industry Co., Ltd.	United States, Japan, Australia, Canada, Hong Kong
Gold	Istanbul Gold Refinery	Unknown
Gold	Japan Mint	Unknown
Gold	Jiangxi Copper Company Limited	Unknown
Gold	Jinlong Copper Co., Ltd.	Unknown
Gold	Johnson Matthey Inc	United States, Australia
Gold	Johnson Matthey Limited	Australia
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Unknown
Gold	JSC Uralectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd	Australia, Malaysia, United States, Japan, Canada, Hong Kong, Chile, Chile
Gold	Kazzinc Ltd	Peru, Australia, Kazakhstan
Gold	Kennecott Utah Copper LLC	Unknown

Mineral	Smelter or Refiner	Countries from Which Minerals Are Believed to Be Sourced
Gold	Kojima Chemicals Co. Ltd	Japan
Gold	Korea Metal Co. Ltd	Unknown
Gold	Kyrgyzaltyn JSC	Unknown
Gold	L’ azurde Company For Jewelry	Unknown
Gold	Lingbao Gold Company Ltd.	Unknown
Gold	LS-Nikko Copper Inc	Chile, Brazil, Australia, Indonesia, Kazakhstan
Gold	Materion	Canada, Chile, Brazil, United States, China
Gold	Matsuda Sangyo Co. Ltd	Indonesia, Australia, Japan, Canada, Hong Kong, China
Gold	Metal Do Co., Ltd.	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd	China, Hong Kong, Switzerland, United States
Gold	Metalor Technologies SA	Switzerland, United Kingdom
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Peñoles, S.A.	Unknown
Gold	Mitsubishi Materials Corporation	Indonesia, China, United States, Japan, Australia, Canada, Papua New Guinea
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan, Australia, Canada, China, United States
Gold	Moscow Special Alloys Processing Plant	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	United Arab Emirates
Gold	Navoi Mining and Metallurgical Combinat	Indonesia, United States, Canada, Australia, Uzbekistan
Gold	Nihon Material Co. LTD	Japan, Australia, Canada
Gold	Nihon Material Corporation	Unknown
Gold	Nittetsu Mining Co., Ltd.	Unknown
Gold	Ohio Precious Metals LLC.	Indonesia
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Unknown
Gold	OJSC Kolyma Refinery	Russia
Gold	OMSA	Bolivia, Brazil, Canada, China, Indonesia, Malaysia, Peru
Gold	PAMP SA	Unknown
Gold	Pan Pacific Copper Co. LTD	Australia, Chile
Gold	Penglai Penggang Gold Industry Co Ltd	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	China
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Australia, Mozambique, Canada
Gold	Rand Refinery (Pty) Ltd	Unknown
Gold	Royal Canadian Mint	Canada, Peru
Gold	Sabin Metal Corp.	Canada
Gold	SAMWON METALS Corp.	South Korea
Gold	Schone Edelmetaal	Unknown
Gold	SEMPSA Joyeria Plateria SA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China, Japan
Gold	Shandong Zhongkuang Group Co,.Ltd.	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Unknown
Gold	Solar Applied Materials Technology Corp.	Taiwan, China
Gold	Sumitomo Metal Mining Co. Ltd.	United States, Chile, Peru, Australia, Japan, Indonesia, Canada
Gold	Suzhou Xingrui Noble	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan, China, South Africa, Canada, Uzbekistan,

Mineral	Smelter or Refiner	Countries from Which Minerals Are Believed to Be Sourced
Chile, Australia
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co. Ltd	United States, China, Japan, Australia, Canada, Hong Kong
Gold	Torecom	Unknown
Gold	Umicore Brasil Ltda	Unknown
Gold	Umicore SA Business Unit Precious Metals Refining	Unknown
Gold	United Precious Metal Refining, Inc.	Unknown
Gold	Valcambi SA	Unknown
Gold	Western Australian Mint trading as The Perth Mint	Australia, Chile, Papua New Guinea, South Korea
Gold	Xstrata Canada Corporation	Peru, Chile, Zambia, DRC- Congo (Kinshasa), Canada, Australia, Argentina, Japan, United States, Germany
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	Unknown
Gold	Yokohama Metal Co Ltd	China, Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China, Switzerland
Gold	Zijin Mining Group Co. Ltd	China, Tajikistan, Australia, Kyrgyzstan, Peru, Mongolia, Russia
Gold	浙江广源贵金属冶炼厂	Unknown
Tin	5N Plus inc.	Unknown
Tin	Chongyi Zhangyuan Tungsten Co Ltd	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cookson	Unknown
Tin	Cooper Santa	Brazil
Tin	CSC Pure Technologies	Unknown
Tin	CV Duta Putra Bangka	China
Tin	CV Gita Pesona	Unknown
Tin	CV JusTindo	Unknown
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Unknown
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Unknown
Tin	CV United Smelting	Indonesia
Tin	DAECHANG Co., Ltd.	Unknown
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Recycled/Scrap
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China, Peru, Indonesia, Bolivia
Tin	Gejiu Zi-Li	China
Tin	Gold Bell Group	Unknown
Tin	Huichang Jinshunda Tin Co. Ltd	Unknown
Tin	Jiangxi Nanshan	China
Tin	Kai Unita Trade Limited Liability Company	China
Tin	Linwu Xianggui Smelter Co	Unknown
Tin	Liuzhou China Tin	China, Indonesia
Tin	Malaysia Smelting Corporation (MSC)	Malaysia, Indonesia, China, Australia, Rwanda, DRC- Congo (Kinshasa)

Mineral	Smelter or Refiner	Countries from Which Minerals Are Believed to Be Sourced
Tin	Metallic Resources, Inc.	Unknown
Tin	Metallo Chimique	Belgium, Russia, China, Peru
Tin	Mineração Taboca S.A.	Thailand, Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.	Indonesia
Tin	Minsur	Indonesia, Bolivia, Peru, China
Tin	Nankang Nanshan Tin Co., Ltd.	Unknown
Tin	Novosibirsk Integrated Tin Works	Russia, Kazakhstan
Tin	O.M. Manufacturing Philippines, Inc.	Unknown
Tin	PREMIER METAL RECYCLERS LTD	Unknown
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Unknown
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia, Bolivia, Brazil, Canada, China, Malaysia, Peru
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Unknown
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Unknown
Tin	PT Bukit Timah	Bolivia, Brazil, Canada, China, Indonesia, Malaysia, Peru
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Unknown
Tin	PT Fang Di MulTindo	Unknown
Tin	PT HP Metals Indonesia	Unknown
Tin	PT Indra Eramulti Logam Ind	Unknown
Tin	PT Karimun Mining	Unknown
Tin	PT Koba Tin	Indonesia, China
Tin	PT Mitra Stania Prima	Indonesia, Chile, Mexico, Bolivia
Tin	PT Panca Mega	Unknown
Tin	PT Refined Banka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Unknown
Tin	PT Seirama Tin investment	Unknown
Tin	PT Stanindo Inti Perkasa	Bolivia, Brazil, Canada, China, Indonesia, Malaysia, Peru
Tin	PT Sumber Jaya Indah	Unknown
Tin	PT Tambang Timah	Indonesia, Peru, Brazil, China, Malaysia
Tin	PT Timah	Indonesia, Bolivia, Brazil, Canada, China, Malaysia, Peru
Tin	PT Timah Nusantara	Brazil, Burundi, China, DRC- Congo (Kinshasa), Malaysia, Nigeria, Rwanda
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Unknown
Tin	PT Yinchendo Mining Industry	China
Tin	Shunda Huichang Kam Tin Co., Ltd.	Unknown
Tin	Thaisarco	Indonesia, Thailand, Bolivia, Brazil, Canada, China, Malaysia, Peru
Tin	White Solder Metalurgia	Brazil, China
Tin	Yunnan Chengfeng	China
Tin	Yunnan Tin Company Limited	China, Bolivia, Brazil, Canada, Indonesia, Peru, Malaysia

Mineral	Smelter or Refiner	Countries from Which Minerals Are Believed to Be Sourced
Tungsten	A.L.M.T. Corp.	Japan, China, Australia, United States
Tungsten	Altantic Metals & Alloys, LLC	Unknown
Tungsten	ATI Tungsten Materials	China, Russia, Portugal, Recycle/Scrap
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China, Australia, United States, Canada
Tungsten	Global Tungsten & Powders Corp	Peru, Canada, Spain, Portugal, Bolivia, China, United States
Tungsten	HC Starck GmbH	Russia, Peru, Australia, United States
Tungsten	Hunan Chenzhou Mining Group Co	China
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Japan New Metals Co Ltd	China, Canada, Thailand, Russia
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China, Canada, Peru, Spain, Portugal, Bolivia
Tungsten	Kennametal Inc.	Unknown
Tungsten	Midwest Tungsten Service	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Unknown
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russia
Tungsten	Xiamen Tungsten Co Ltd	Russia, Canada, China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	Rwanda, China
Tantalum	China Minmetals Nonferrous Metals Co Ltd	China
Tantalum	Conghua Tantalum and Niobium Smeltry	Unknown
Tantalum	Duoluoshan	Rwanda, Ethiopia, India, Niger, Thailand, Brazil, Malaysia
Tantalum	Exotech Inc.	United States
Tantalum	F&X	Recycled/Scrap
Tantalum	Gannon & Scott	Unknown
Tantalum	Global Advanced Metals	Australia, Russia, Kazakhstan, Canada, Mozambique
Tantalum	H.C. Starck GmbH	DRC- Congo (Kinshasa), Australia, Peru, Brazil, Mozambique, Russia, Peru, Australia, United States
Tantalum	Hi-Temp	Ethiopia, Brazil, China
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China
Tantalum	JiuJiang Tambre Co. Ltd.	DRC- Congo (Kinshasa)
Tantalum	Kemet Blue Powder	Nigeria, Mozambique, DRC- Congo (Kinshasa)
Tantalum	King-Tan Tantalum Industry Ltd	Unknown
Tantalum	LMS Brasil S.A.	Unknown
Tantalum	Mitsui Mining & Smelting	Australia, Chile
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Rwanda, Brazil, Ethiopia, China
Tantalum	Plansee	Ethiopia, Egypt, Australia, Nigeria, China
Tantalum	RFH	Peru
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	Solikamsk Metal Works	Unknown

Mineral	Smelter or Refiner	Countries from Which Minerals Are Believed to Be Sourced
Tantalum	Taki Chemicals	Unknown
Tantalum	Tantalite Resources	Unknown
Tantalum	Telex	Unknown
Tantalum	Ulba	DRC- Congo (Kinshasa)
Tantalum	Zhuzhou Cement Carbide	Rwanda, China, Russia, Kazakhstan, Brazil, Burundi, DRC- Congo (Kinshasa)

Independent Private Sector Audit

We have determined that a private sector audit is not required under Rule 13p-1 for 2013.